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                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of the Registrant as of December 29, 1996 all of which are wholly-owned:

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                                                                STATE OF
PARENT                                                       INCORPORATION
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
Service Merchandise Company, Inc.                              Tennessee

SUBSIDIARIES


Service Merchandise Co. Broad, Inc.                            Tennessee
Service Merchandise Co. No. 34, Inc.                           Tennessee
Service Merchandise Co. No. 35, Inc.                           Tennessee
Service Merchandise Co. No. 51, Inc.                           Illinois
Service Merchandise Co. No. 93, Inc.                           Tennessee
Service Merchandise Co. No. 30, Inc.                           Tennessee
Service Merchandise Co. No. 99, Inc.                           Nevada
Service Merchandise Company of Iowa, Inc.                      Tennessee
Service Merchandise Company of Kansas, Inc.                    Tennessee
The Toy Store, Inc.                                            Tennessee
B. A. Pargh Co., Inc.                                          Tennessee
Service Merchandise Showrooms, Inc.                            Tennessee
Wholesale Supply Company, Inc.                                 Tennessee
Homeowners Warehouse, Inc.                                     Florida
The Lingerie Store, Inc.                                       Tennessee
The McNally Supply Company                                     Tennessee
SMC Aviation, Inc.                                             New Hamphshire
H. J. Wilson Co., Inc.                                         Louisiana
Service Merchandise Co. of New York, Inc.                      Tennessee
Travel Management Consultants, Inc.                            Tennessee
A. F. S. Marketing Services, Inc.                              Tennessee
Service Merchandise  Financial Co., Inc.                       Tennessee
Service Merchandise Indiana Partners                           Indiana
Service Merchandise of Tennessee, Limited Partnership          Delaware
Service Merchandise of Texas, Limited Partnership              Delaware
SMC-SPE-1, Inc.                                                Delaware
SMC-SPE-2, Inc.                                                Delaware
SMC-HC, Inc.                                                   Delaware
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